UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011 (February 25, 2011)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 25, 2011, ARCA biopharma, Inc. (“ARCA”), the other defendants, and the plaintiffs entered into a settlement agreement covering the purported securities class action lawsuit known as In re Nuvelo Securities Litigation, pending against ARCA and the other defendants in the United States District Court for the Northern District of California.

On February 9, 2007, ARCA’s predecessor Nuvelo, Inc., and certain of Nuvelo’s former and then current officers and directors were named as defendants in this lawsuit, which was originally filed in the United States District Court for the Southern District of New York. The suit alleges violations of the Securities Exchange Act of 1934 related to the clinical trial results of alfimeprase, which Nuvelo announced on December 11, 2006, and seeks damages on behalf of purchasers of Nuvelo’s common stock during the period between January 5, 2006 and December 8, 2006. The plaintiffs seek unspecified damages and injunctive relief. Three additional lawsuits were filed in the Southern District of New York on February 16, 2007, March 1, 2007 and March 6, 2007, respectively. In July, 2007, all these cases were transferred to the Northern District of California and consolidated, and plaintiffs filed a consolidated complaint in the Northern District of California on November 9, 2007. Nuvelo filed a motion to dismiss plaintiffs’ consolidated complaint on December 21, 2007. On December 4, 2008, the Court issued an order dismissing plaintiffs’ complaint, and granting leave to amend. On January 23, 2009, plaintiffs filed an amended complaint, alleging similar claims. On March 24, 2009, defendants filed a motion to dismiss the amended complaint. On August 17, 2009, the Court granted in part and denied in part defendants’ motion. ARCA filed its answer to plaintiffs’ complaint on October 1, 2009.

On December 29, 2010, ARCA and the other defendants reached a settlement of the litigation with the plaintiffs, after participating in mediation before a retired federal judge. The settlement agreement has now been submitted to the Court for approval. ARCA’s insurance carriers have agreed to fund the settlement, subject to a reservation of rights by one carrier. If the Court approves the settlement, the litigation will be dismissed against all the defendants. Members of the class who participate in the settlement will provide a release to the defendants, which prevents them from ever asserting any related claims against the defendants. Members of the class, if any, who opt out of the settlement, would not be bound by this release. Although ARCA’s insurance carriers have agreed to pay most of the legal fees that have been incurred in defending this litigation, ARCA has separately agreed with its legal counsel to pay $167,000 in legal defense costs incurred on or before December 29, 2010, but only if ARCA obtains additional funding of at least $10 million in 2011. If ARCA does not obtain such additional funding in 2011, ARCA will have no such payment obligation.

This current report on Form 8-K contains forward-looking statements. Words such as “will,” “plans to” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon ARCA’s current expectations. Forward-looking statements involve risks and uncertainties. These and other risk factors are discussed under “Risk Factors” and elsewhere in ARCA annual report on Form 10-K for the year ended December 31, 2009, and other filings with the Securities and Exchange Commission. ARCA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2011

ARCA biopharma, Inc. (Registrant)

By:	/s/ Christopher D. Ozeroff
	Name:	Christopher D. Ozeroff
	Title:	Senior Vice President and General Counsel